Exhibit 99.1

Amesite Announces $2.3 Million Registered Direct Offering

DETROIT, August 30, 2022 (GLOBE NEWSWIRE) -- Amesite, Inc. (NASDAQ: AMST), (“Amesite” or the “Company”) a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, announces today that it has entered into securities purchase agreements with institutional investors for the purchase and sale of (i) 4,181,821 shares of common stock and (ii) warrants to purchase 4,181,821 shares of common stock at a combined purchase price of $0.55. The gross proceeds to Amesite from this offering are expected to be approximately $2.3 million before deducting placement agent fees and other estimated offering expenses. The warrants will be exercisable commencing six months after the date of their issuance, have an exercise price of $0.82 per share and will expire five years from the date of issuance. The offering is expected to close on or about September 1, 2022, subject to customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-260666) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on November 5, 2022. A prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com. Before investing in this offering, interested parties should read, in their entirety, the prospectus supplement and the accompanying prospectus and the other documents that Amesite. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Amesite and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and other statement that are predictive in nature. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended June 30, 2021, its Quarterly Reports Form 10-Q, and its Current Reports on Form 8-K, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Except as required by law, Amesite undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia
TraDigital IR
(917) 633-8980
christine@tradigitalir.com